                                                                  Exhibit 3(b)

                            J. L. HALSEY CORPORATION

                        FIRST AMENDED AND RESTATED BYLAWS

                                  JULY 11, 2002

                                    ARTICLE I
                                     Offices

         The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                      Books

         The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE III
                                  Stockholders

         Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, on such day and at such time as shall be determined by the Board of Directors.

         Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

         To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the business reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board, or by the President of the Corporation. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of the stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

         Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

         Section 3. LIST OF STOCKHOLDERS. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 4. QUORUM. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. CONDUCT OF MEETING. The Chairman of the Board, or in his absence the President, or in his absence any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all of the Vice Presidents. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

         Section 6. VOTING. Except as otherwise provided in the Certificate of Incorporation, or these Bylaws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. If the Certificate of Incorporation provides for more or less than one
(1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these Bylaws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

         The vote of all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any stockholder.

         When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a different vote is required in which case such provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 7. CONSENT. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

         Section 8. JUDGE. At every meeting of the stockholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by, one (1) judge. Said judge shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, by the presiding officer of the meeting. If for any reason the judge previously appointed shall fail to attend or refuse or be unable to serve, a replacement judge shall be appointed in like manner.

         Section 9. CERTAIN RULES OF PROCEDURE RELATING TO STOCKHOLDER MEETINGS. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

         (a) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

         (b) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

         Section 10. REQUESTS FOR STOCKHOLDER LIST AND CORPORATION RECORDS. Stockholders shall have those rights afforded under the Delaware General Corporation Law to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the Delaware General Corporation Law. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this
Section 10 may be permitted in the discretion of the President of the Corporation or by vote of the Board.

                                   ARTICLE IV
                                    Directors

         Section 1. MANAGEMENT. The business and property of the Corporation shall be managed under the direction of the Board. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

         Section 2. GENERAL. The number, classification, and terms of the directors on the Board of Directors and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

         (a) Except as otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors.

         (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first annual meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

         Section 5. Annual Meetings. The Board of Directors shall meet immediately following the annual meeting of stockholders, or at such other time and place as may be provided by resolution of the Board. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

         Section 6. NOTICE. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same, addressed to him at his residence or usual place of business, at least forty-eight (48) hours, or shall be sent to him at such place by facsimile transmission, courier, telegraph, cable or wireless, or shall be delivered personally or by telephone, at least twelve (12) hours, before the time fixed for the meeting. At any meeting at which every Director shall be present or at which all Directors not present shall waive notice in writing, any and all business may be transacted even though no notice shall be given.

         Section 7. QUORUM. At all meetings of the Board of Directors, the presence of one-third or more of the Directors constituting the Board shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. PRESUMPTION OF ASSENT. A director of the Corporation who is present at the meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         Section 9. CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 10. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

         Section 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 12. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 13. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nomination of person for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to the stockholder giving the notice
(i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder with respect to the matters set forth in this Bylaw.

                                    ARTICLE V
                                   Committees

         Section 1. DESIGNATION; POWERS. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution and as permitted by applicable law.

         Section 2. NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         Section 3. COMMITTEE CHANGES. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 4. ALTERNATE MEMBERS OF COMMITTEES. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee members is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 5. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof.

         Section 6. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting.

         Section 7. QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation of the Corporation, or these Bylaws.

         Section 8. MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         Section 9. COMPENSATION. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         Section 10. RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

                                   ARTICLE VI
                                    Officers

         Section 1. NUMBER, ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include a Chairman of the Board, one or more Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The Chairman of the Board, if any, shall be elected from among the directors.

         Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. Such officer shall preside at all meetings of the stockholders and of the Board. Such officer may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

         Section 3. PRESIDENT. The President shall be the chief executive officer (unless the Board of Directors of the Corporation determines that the President shall not be the chief executive officer) and chief operating officer of the Corporation. He shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. At the request of the Chairman of the Board, or in the case of his inability to act, or if the office of Chairman of the Board shall be vacant, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of the Chairman of the Board. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. In addition to the powers and duties expressly conferred upon him by the Bylaws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 4. VICE PRESIDENTS. The Vice Presidents shall perform such duties as the Chairman of the Board, the President or the Board of Directors shall require. Any Vice President shall, during the absence or incapacity of the President, assume and perform his duties.

         Section 5. SECRETARY. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares during business hours to the inspection of every stockholder and for transfer of stock. He shall notify the Directors and stockholders of their respective meetings as required by law or by these Bylaws, and shall perform such other duties as may be required by law or by these Bylaws, or which may be assigned to him from time to time by the Board of Directors.

         Section 6. ASSISTANT SECRETARIES. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

         Section 7. TREASURER. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the Chairman of the Board or the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

         Section 8. ASSISTANT TREASURERS. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

         Section 9. TREASURER'S BOND. The Treasurer and Assistant Treasurer shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.

         Section 10. TRANSFER OF DUTIES. The Board of Directors or the Chairman of the Board in its or his absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the State of Delaware.

         Section 11. VACANCIES. If the office of Chairman of the Board, President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

         Section 12. REMOVALS. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

         Section 13. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Section 14. RESIGNATIONS. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VII
                        Right to Advancement of Expenses

         Any right to indemnification conferred upon the Directors or officers pursuant to the Certificate of Incorporation of the Corporation, these Bylaws, the laws of the State of Delaware or otherwise shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the laws of the State of Delaware require, an advancement of expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Director or officer) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Director or officer is not entitled to be indemnified for such expenses conferred in this
Article VII shall be a contract right and such right shall continue to any person entitled to such right who has ceased to be a Director or officer and shall inure to the benefit of such person's heirs, executors and administrators.

                                  ARTICLE VIII
                           Contracts, Checks and Notes

         Section 1. CONTRACTS. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President or a Vice President.

         Section 2. CHECKS AND NOTES. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                   ARTICLE IX
                                      Stock

         Section 1. CERTIFICATES OF STOCK. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

         Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

         Section 2. TRANSFER OF STOCK. Subject to Article Fifth of the Certificate of Incorporation and to any Bylaws or other written rules adopted pursuant thereto, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. LOST CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

                                    ARTICLE X
                              Fixing of Record Date

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than stockholder consent to corporate action in writing without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action (other than stockholder consent to corporate action in writing without a meeting). A determination of stockholder of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE XI
                            Miscellaneous Provisions

         Section 1. DIVIDENDS. Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conductive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the twelve month period commencing on July 1 and ending on June 30.

         Section 4. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

         Section 5. SEAL. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

         Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         Section 7. SECURITIES OF OTHER CORPORATIONS. With the prior approval of a majority of the Corporation's Board of Directors, the President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.

         Section 8. INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         Section 9. MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

         Section 10. AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal of the Bylaws or of adoption of new Bylaws be contained in the notice of such special meeting.